                                                                 Exhibit 4.04(n)

                 TENTH AMENDMENT TO SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

      This TENTH AMENDMENT (this "Amendment"), executed, delivered, and dated as of November 18, 1998 (but effective as of the specified Effective Date referred to below), by and among MORTON'S RESTAURANT GROUP, INC., a Delaware corporation (formerly known as Quantum Restaurant Group, Inc.) having its principal place of business at Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042 (referred to below and in the Credit Agreement, as defined below, as "Quantum"), PEASANT HOLDING CORP., a Delaware corporation having its principal place of business at Suite 210, 3333 New Hyde Park Road, New Hyde Park, New York 11042 ("Peasant Holding"), MORTON'S OF CHICAGO, INC., an Illinois corporation with its principal place of business at 350 West Hubbard Street, Chicago, Illinois 60610 ("Morton's") (Quantum, Peasant Holding and Morton's are referred to herein collectively as the "Borrowers", and each, individually, as a "Borrower"), BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), as Agent (the "Agent") for the Lenders (as defined in the Credit Agreement referred to below), BANKBOSTON, N.A. (formerly known as The First National Bank of Boston and referred to below and in the Credit Agreement, as defined below, as "FNBB") in its individual capacity as a Lender, and IMPERIAL BANK, as a Lender, and joined in by FIRST UNION NATIONAL BANK, as a new Lender, amends the Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of June 19, 1995, as amended by the First Amendment dated as of February 14, 1996, the Second Amendment dated as of March 5, 1996, a letter agreement dated as of May 2, 1996, the Third Amendment dated as of June 28, 1996, a letter agreement dated as of November 7, 1996, the Fourth Amendment dated as of December 26, 1996, the Fifth Amendment dated as of December 31, 1996, the Sixth Amendment dated as of February 6, 1997, the Seventh Amendment dated as of June 27, 1997, the Eighth Amendment dated as of February 12, 1998, the Ninth Amendment dated as of September 25, 1998, and as the same may be further amended, modified, or supplemented from time to time (the "Credit Agreement"), by and among the Borrowers, the Agent, and the Lenders. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

      WHEREAS, the Borrowers have requested that the Lenders agree to provide a term loan and to amend certain provisions of the Credit Agreement; and

      WHEREAS, the Agent and the Lenders, subject to the terms and provisions hereof, have agreed to provide a term loan and so amend the Credit Agreement;

      NOW THEREFORE, the parties hereto hereby agree as follows:

      ss.1. Amendments to the Credit Agreement.

      ss.1.1. New Definitions. Section 1 of the Credit Agreement is hereby amended by adding the following new definitions to Section 1 in the appropriate place in the alphabetical sequence:

      "First Union. First Union National Bank, as a Lender."

      "FNBB. BankBoston, N.A., as a Lender."

      "Foreign Subsidiary. Any Subsidiary which conducts substantially all of its business in countries other than the United States of America and that is organized under the laws of a jurisdiction other than the United States of America and the states (or the District of Columbia) thereof."

      "Quantum Treasury Stock. See Section 10.5(b) hereof."

      "Term Loan Maturity Date. December 31, 2003."

      "10th Amendment Closing Date. November 20, 1998."

      ss.1.2. Changes in Certain Definitions. Section 1 of the Credit Agreement is hereby further amended as follows:

      (a) The definition of "Agent" in Section 1 of the Credit Agreement is hereby amended by replacing the reference to "ss.13.7" with a reference to "ss.13.9".

      (b) The definition of "Capitalized Lease Indebtedness" in Section 1 of the Credit Agreement is hereby amended by replacing the word "subsidiaries" with the word "Subsidiaries".

      (c) The table contained in the definition of Commitment Percentages in
Section 1 of the Credit Agreement is hereby amended to read as follows:


            "Lender                       Percentage
            -------                       ----------
            FNBB                          44.4444445%
            Imperial Bank                 22.2222222%
            First Union                   33.3333333%"


      (d) Subsection (E) of the definition of Interest Period in Section 1 of the Credit Agreement is hereby changed to read as follows:

            "(E) with respect to Revolving Credit Loans, any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Final Maturity Date shall end on the Final Maturity Date, and with respect to the Term Loan, any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Term Loan Maturity Date shall end on the Term Loan Maturity Date; and".

      (e) The definition of "Majority Lenders" in Section 1 of the Credit Agreement is hereby amended by deleting the remainder of the definition appearing immediately after the phrase, "provided, however," and replacing the deleted text with the following phrase:

      "if at any time there shall be two (and only two) Lenders (and only at such time), and each such Lender at such time has a Total Percentage equal to or greater than 20%, Majority Lenders shall mean (and require) both such Lenders."

      (f) The definition of "Solvency Certificate" appearing in Section 1 of the Credit Agreement is hereby deleted.

      (g) The definition of Term Loan in Section 1 of the Credit Agreement is hereby amended by replacing in the text of such definition the words "Closing Date" with the words "10th Amendment Closing Date", and replacing the number "$15,000,000" with the number "$12,500,000".

      (h) The table contained in the definition of Term Loan Percentage in
Section 1 of the Credit Agreement is hereby amended to read as follows:


            "Lender                       Percentage
            -------                       ----------

            FNBB                          44.4444445%
            Imperial Bank                 22.2222222%
            First Union                   33.3333333%"


      ss.1.3. Obligations for Revolving Credit Loans. Section 2.1(b)(i) of the Credit Agreement is hereby amended by adding the phrase "jointly and severally" immediately alter the word "unconditionally".

      ss.1.4. Term Loan. Section 2.6 of the Credit Agreement is hereby amended as follows:

      (a) Subsection (a) of Section 2.6 is hereby amended to read as follows:

            "(a) Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, the Lenders, severally in accordance with their respective Term Loan Percentages, will on the 10th Amendment Closing Date, upon the effectiveness of the Tenth Amendment hereto on such date, lend to the Borrowers as joint and several obligors the Term Loan, which shall be in the initial principal amount of $12,500,000. Each Lender's portion of the Term Loan shall be in a principal amount equal to such Lender's Term Loan Percentage of the aggregate principal amount of $12,500,000."

      (b) Subsection (b) of Section 2.6 is hereby amended by replacing the phrase "Closing Date" with the phrase "10th Amendment Closing Date".

      (c) The text of Subsection (c)(i) of Section 2.6 is hereby amended to read as follows:

      "The Borrowers jointly and severally promise to pay to the Agent for the ratable accounts of the Lenders, in accordance with their respective Term Loan Percentages, the principal amount of the Term Loan in installments due and payable on the dates and in the amounts set forth in the following table (with the final payment due and payable in any event on the Term Loan Maturity Date to be in the amount equal to the then unpaid principal balance of the Term Loan):"


                        Date                       Installment Amount
                        ----                       ------------------
                        December 31, 2000               $780,000
                        March 31, 2001                  $780,000
                        June 30, 2001                   $780,000
                        September 30, 2001              $780,000
                        December 31, 2001               $780,000
                        March 31, 2002                  $780,000
                        June 30, 2002                   $780,000
                        September 30, 2002              $780,000
                        December 31, 2002             $1,252,000
                        March 31, 2003                $1,252,000
                        June 30, 2003                 $1,252,000
                        September 30, 2003            $1,252,000
                        December 31, 2003             $1,252,000


      (d) The second sentence of Subsection (c)(ii) of Section 2.6 is hereby amended to read as follows:

            "Mandatory Prepayments shall be applied against the scheduled unpaid installments of principal due in respect of the Term Loan in the inverse order of their maturity."

      (e) The phrase "Final Maturity Date" in Subsection (d) of Section 2.6 is hereby replaced with the phrase "Term Loan Maturity Date".

      (f) The third sentence of Subsection (d) of Section 2.6 is hereby amended to read as follows:

      "Prepayments of the Term Loan made pursuant to this paragraph shall be applied against the scheduled unpaid installments of principal due in respect of the Term Loan in the direct order of their maturity."

      (g) Subsection (e)(iii) of Section 2.6 is hereby amended by deleting the phrase "After the Closing Date" and capitalizing the word "the" appearing immediately after such phrase.

      ss.1.5. Representations and Warranties. Section 6.25 of the Credit Agreement is hereby amended by inserting the phrase "and have made related appropriate inquiries of their material suppliers and vendors" at the end of the first sentence in the subsection immediately after the parenthetical expression and before the period, and inserting the phrase ", the development of such program, and such inquiries" immediately after the word "review" appearing in the second sentence.

      ss.1.6. Affirmative Covenants. Section 9 of the Credit Agreement is hereby amended as follows:

      (a) Section 9.3 is hereby amended to read as follows:

            "ss.9.3. Use of Proceeds. The Borrowers shall use (a) the proceeds of the Loans for (i) capital expenditures in accordance with ss.10.3, (ii) new restaurant development, working capital and general corporate purposes, (iii) stock repurchases in accordance with ss.10.5(b) and (iv) refinancing existing indebtedness; and (b) the Letters of Credit for working capital and general corporate purposes, including, without limitation supporting obligations permitted by this Agreement."

      (b) Paragraph (d) of Section 9.4 is hereby amended by deleting the comma after the phrase "10.6", inserting the word "and" immediately after the phrase "10.6", and deleting the phrase "and 10.8".

      (c) Section 9 of the Credit Agreement is hereby amended by adding the following new subsection ss.9.17 at the end of Section 9:

            "ss.9.17. Year 2000 Compliance. The Borrowers and their Subsidiaries shall perform all acts reasonably necessary to ensure that the Borrowers and their Subsidiaries become Year 2000 Compliant in a timely manner. The Borrowers and their Subsidiaries shall use reasonable efforts, consistent with good business practices in the restaurant industry, to assess whether their material suppliers and vendors with whom they from time to time are doing business become Year 2000 Compliant in a timely manner, and based on such assessment such Companies shall prudently manage their business relationships with such material suppliers and vendors. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all computer applications, material to the business operations or financial condition of such entity, will properly perform date sensitive functions involving the dates that occur on January 1, 2000 and thereafter. At the request of the Agent, the Borrowers and their Subsidiaries shall provide the Agent with written assurances, and other evidence acceptable to the Agent and the Lenders of the compliance by the Borrowers and their Subsidiaries with this Section 9.17."

      ss.1.7. Negative Covenants. Section 10 of the Credit Agreement is hereby amended as follows:

      (a) The phrase ", Investments," is inserted immediately following the word "expenditures" on the second line of Section 10.3(g).

      (b) The following new text is added to the end of Section 10.5(b):

      "In addition, Quantum may make Distributions (consisting of the repurchase by Quantum of up to 1,330,600 shares of its outstanding common stock from its shareholders), in an aggregate cumulative amount not exceeding $20,000,000, provided that no Default or Event of Default is then existing and none would exist after giving effect to any such Distribution. Such repurchased Quantum capital stock shall be then either held by Quantum as treasury stock ("Quantum Treasury Stock"), reissued, or cancelled."

      (c) The following sentence is added to the end of Section 10.11(f):

      "Notwithstanding the foregoing, none of the Companies shall be required to pledge to the Agent any shares of the capital stock of any Foreign Subsidiaries held by such Company unless requested by the Agent in writing (and in the case of such a request by the Agent for a pledge of such capital stock, such pledge shall apply to the lesser of (A) 65% of the total outstanding capital stock of such Foreign Subsidiary and (B) the outstanding capital stock of such Foreign Subsidiary owned by such Company), and no Foreign Subsidiary shall be required to guarantee the Obligations or grant a security interest in its assets to the Agent as Collateral for the benefit of the Lenders unless requested by the Agent in writing."

      (d) Subsection 10.11(g) is hereby amended as follows:

            (i) The phrase "newly formed corporations" in lines 1 and 2 is hereby replaced by the phrase "corporations newly formed by or on behalf of one or more Companies".

            (ii) The following sentence is added to the end of Subsection 10.11(g):

      "Notwithstanding the foregoing, (I) the Companies will not become party to, or agree to or effect, any asset acquisition or stock acquisition (other than (x) the acquisition of assets in the ordinary course of business consistent with past practices, to the extent permitted under
      Section 10.3 hereof and (y) stock repurchases permitted under Section 10.5(b) hereof), whether by Investment or otherwise, except with the consent of the Majority Lenders, and (II) none of the Companies shall be required to pledge to the Agent any shares of the capital stock of any Foreign Subsidiaries held by such Company unless requested by the Agent in writing (and in the case of such a request by the Agent for a pledge of such capital stock, such pledge shall apply to the lesser of (A) 65% of the total outstanding capital stock of such Foreign Subsidiary and (B) the outstanding capital stock of such Foreign Subsidiary owned by such Company), and no Foreign Subsidiary shall be required to guarantee the Obligations or grant a security interest in its assets to the Agent as Collateral for the benefit of the Lenders unless requested by the Agent in writing."

      (e) The word "and" is deleted from the end of Section 10.11(j), the period at the end of Section 10.11(k) is replaced by "; and", and the following new paragraph (l) is added at the end of Section 10.11 immediately after Section 10.11(k):

            "(l) Investments consisting of Distributions (including, without limitation, the Quantum Treasury Stock held by Quantum) permitted under
      Section 10.5 hereof. At no time shall the Quantum Treasury Stock ever constitute more than 25% (by value) of the consolidated assets of Quantum, for purposes of Regulations U and X of the Board of Governors of the Federal Reserve System (as referred to in ss.6.24 hereof)."

      ss.1.8. Consents, Amendments, Waivers, Etc. The phrase ", the Term Loan Maturity Date," is inserted immediately following the phrase "Final Maturity Date" in clause (c) of Section 21.

      ss.1.9. Regarding the Quantum Treasury Stock. Notwithstanding any provisions of the Security Documents or the other Loan Documents to the contrary, (a) Quantum Treasury Stock shall in any event be excluded from the Collateral covered by the Security Documents; (b) Section 10.4 of the Credit Agreement shall not apply to Quantum Treasury

Stock; and (c) Section 10.12 of the Credit Agreement shall not restrict the disposition of Quantum Treasury Stock by Quantum.

      ss.1.10. Regarding FNBB's Share of the Loans. Paragraph (a) of Section 17 of the Credit Agreement is hereby amended by deleting the text of clause (v) thereof and inserting in its place the phrase "[intentionally omitted]" before the period at the end of the sentence.

      ss.1.11. Schedule 6.11. Schedule 6.11 of the Credit Agreement is hereby supplemented by the information set forth on Schedule 6.11-A attached hereto.

      ss.2. Addition of New Lender.

      ss.2.1. Joinder of First Union. From and after the Effective Date (as defined below). First Union shall be a party to the Credit Agreement as a Lender thereunder as provided in the Credit Agreement as amended by this Amendment, with the rights and obligations of a Lender thereunder.

      ss.2.2. Transitional Arrangements; Allocations. Effective as of the Effective Date, each Lender shall make such dispositions and arrangements with each other Lender with respect to the then outstanding Revolving Credit Loans (the "Adjustment") as shall result in the amount of Revolving Credit Loans owed to each Lender being equal to the product of such Lender's Commitment Percentage multiplied by the aggregate Revolving Credit Loans outstanding on the Effective Date (the "Adjusted Amount"). Each of the Borrowers and the Guarantors hereby agrees that each Lender's Adjusted Amount shall be Revolving Credit Loans owed by the Borrowers jointly and severally to such Lender as if such Lender had initially made Revolving Credit Loans to the Borrowers in the amount of the Adjusted Amount. The Borrowers also hereby jointly and severally agree to pay all amounts referred to in ss.4.12 of the Credit Agreement arising in connection with the Adjustment (as if the Adjustment resulted in prepayments of the Revolving Credit Loans reallocated pursuant to the Adjustment). Upon the occurrence of the Adjustment, (a) the Agent shall appropriately adjust its records to reflect each Lender's Adjusted Amount and (b) each Lender previously party to the Credit Agreement shall promptly thereafter return to the Agent its existing Revolving Credit Note as replaced by an Amended and Restated Revolving Credit Note in connection with this Amendment and the contemplated reallocation of the Revolving Credit Commitment Amount. First Union and the other Lenders shall make any appropriate adjustments in payments received in respect of the Obligations which are allocable to periods prior to the Effective Date directly among themselves as shall be necessary to effect the proper allocation of such payments among the Lenders, reflecting their respective portions of the applicable Obligations held by them from time to time.

      ss.2.3. Regarding First Union. First Union (i) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (ii) agrees that it will perform in accordance with the terms all the obligations which by the terms of the Credit Agreement, as amended hereby, are required to be performed by it as a Lender; and (iii) agrees to treat in confidence any information obtained by it pursuant to the Credit Agreement unless such information otherwise becomes public knowledge and agrees not to disclose such information to a third party except as required by law or legal process.

      ss.3. Representations and Warranties.

      ss.3.1. Borrowers' Representations and Warranties. The Borrowers hereby represent and warrant to the Agent and the Lenders as follows:

      (a) Representations and Warranties in Credit Agreement. Except as specified in writing by the Borrowers to the Agent with respect to the subject matter of this Amendment prior to the execution and delivery hereof by the Agent and the Lenders, the representations and warranties of the Borrowers contained in the Credit Agreement were true and correct in all material respects when made and continue to be true and correct in all material respects on and as of the date hereof, and as of the Effective Date, except, in each case to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and this Amendment and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

      (b) Authority, No Conflicts, Enforceability of Obligations, Etc. Each of the Borrowers hereby confirms that the representations and warranties of the Borrowers contained in ss.ss.6.1, 6.3 and 6.4 of the Credit Agreement are true and correct on and as of the date hereof, and as of the Effective Date, as if made on each such date, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents as amended hereby, as "Loan Documents" for the purposes of making said representations and warranties.

      ss.3.2 Lenders' Several Representations to First Union. BankBoston, N.A. and Imperial Bank make no representation or warranty, express or implied, and assume and shall have no responsibility with respect to any statements, warranties or representations made by the Companies in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than each such Lender severally represents and warrants (as to itself only) to First Union that the portion of the Obligations acquired by First Union from such Lender hereunder (if any) is free and clear of any claim or encumbrance created by such Lender.

      ss.4. Conditions to Effectiveness. This Amendment shall be deemed to be effective as of November 20, 1998 (the "Effective Date"), subject to:

      (a) the delivery to the Agent and the Lenders by (or on behalf of) each of the Borrowers or the Guarantors, as the case may be, contemporaneously with the execution hereof, of the following documents, each in form and substance satisfactory to the Agent and the Lenders:

      (i) this Amendment signed by each of the Borrowers, each of the Guarantors, the Agent, and each of the Lenders, including (without limitation) First Union as a new Lender:

      (ii) an Amended and Restated Revolving Credit Note executed and delivered jointly and severally by the Borrowers in favor of BankBoston, N.A., an Amended and Restated Revolving Credit Note executed and delivered jointly and severally by the Borrowers in favor of Imperial Bank and a Revolving Credit Note executed and delivered jointly and severally by the Borrowers in favor of First Union in the amounts of their respective Commitment Percentages of the aggregate Revolving Credit Commitment Amount, which shall (from and after the Effective Date) be deemed to constitute the Revolving Credit Notes referred to in the Credit Agreement;

      (iii) a Term Note executed and delivered jointly and severally by the Borrowers in favor of BankBoston, N.A., a Term Note executed and delivered jointly and severally by the Borrowers in favor of Imperial Bank and a Term Note executed and delivered jointly and severally by the Borrowers in favor of First Union in the amounts of their respective Term Loan Percentages of the Term Loan, which shall (from and after the Effective Date) be deemed to constitute the Term Notes referred to in the Credit Agreement;

      (iv) certificates of an appropriate officer of each of the Borrowers, dated as of the date hereof, as to (i) the charter documents and by-laws, each as amended, of each of the Borrowers, (ii) the corporate actions taken by each of the Borrowers authorizing the execution, delivery, and performance hereof, and (iii) the names, titles, incumbency, and specimen signatures of the officers of each of the Borrowers authorized to sign this Amendment on behalf of each of the Borrowers;

      (v) favorable written legal opinions addressed to the Agent and Lenders, dated as of the date hereof, from outside New York and Illinois counsel to the Borrowers, with respect to such matters as to the Borrowers and the Loan Documents as the Agent and the Lenders may reasonably request, including (without limitation) opinions as to the corporate authority of each of the Borrowers to execute, deliver, and perform this Amendment, the Notes, and the other documents contemplated hereby, and the enforceability hereof and thereof;

      (vi) such evidence as the Agent may reasonably request such that the Agent shall be satisfied that the representations and warranties contained in ss.3 hereof are true and correct on and as of date hereof and as of the Effective Date;

      (vii) legal existence and good standing certificates issued by the appropriate public officials as to each of the Borrowers, and such other certificates, documents, or instruments with respect to this Amendment, the Notes, the other Loan Documents, the Borrowers and the Guarantors as the Agent or the Lenders may reasonably request; and

     (viii) separate fee letters from the Borrowers to each of BankBoston, N.A., Imperial Bank and First Union, as separately agreed with each of them; and

      (b) the completion of the following acts:

      (i) the payment of such amendment fees or closing fees by the Borrowers, relating hereto, as shall have been previously, separately agreed by the parties, to be paid to the Agent for allocation among the Lenders in such respective amounts as so agreed with each such Lender.

      ss.5. No Other Amendments or Waivers; Execution in Counterparts. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. Each of the Borrowers and the Guarantors confirms and agrees that the Obligations of the Borrowers to the Lenders under the Loan Documents, as amended, supplemented, and increased hereby, are secured by, guarantied under, and entitled to the benefits, of the Security Documents. The Borrowers, the Guarantors, the Agent and the Lenders hereby acknowledge and agree that all references to the Credit Agreement and the Obligations thereunder contained in any of the Loan Documents shall be references to the Credit Agreement and the Obligations, as amended hereby and as the same may be amended, modified, supplemented, or restated from time to time. The Security Documents and the perfected first priority security interests of the Lenders thereunder as collateral security for the Obligations shall continue in full force and effect, and the collateral security and guaranties provided for in the Security Documents shall not be impaired by this Amendment (except for the exclusion of the Quantum Treasury Stock from the Collateral, as provided herein). This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

      ss.6. Return of Notes. Promptly upon the effectiveness of this Amendment, each Lender holding a Revolving Credit Note previously delivered to such Lender under the Credit Agreement (prior to giving effect to this Amendment) that has been superseded and replaced by a Revolving Credit Note delivered to such Lender pursuant to this Amendment shall return such superseded note, marked "cancelled", to the Borrowers.

      ss.7. Governing Law. This Amendment shall be construed according to and governed by the internal laws of the Commonwealth of Massachusetts without reference to principles of conflicts of law.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                              The Borrowers:

                              MORTON'S RESTAURANT GROUP, INC.
                              PEASANT HOLDING CORP.
                              MORTON'S OF CHICAGO, INC.

                              By: /s/ THOMAS J. BALDWIN
                                  ---------------------------------------------
                              Name:  Thomas J. Baldwin
                              Title: Executive Vice President and Chief
                                     Financial Officer


                              BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), for itself and as Agent

                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------


                              IMPERIAL BANK

                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------


                              FIRST UNION NATIONAL BANK

                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------


                              Consented and agreed to, by each of THE GUARANTORS (as defined in the Credit Agreement)

                              By: /s/ THOMAS J. BALDWIN
                                  ----------------------------------------------
                              Name:  Thomas J. Baldwin
                              Title: Executive Vice President and Chief
                                     Financial Officer for each of the
                                     Guarantors

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                              The Borrowers:

                              MORTON'S RESTAURANT GROUP, INC.
                              PEASANT HOLDING CORP.
                              MORTON'S OF CHICAGO, INC.

                              By:
                                  ----------------------------------------------
                              Name:  Thomas J. Baldwin
                              Title: Executive Vice President and Chief
                                     Financial Officer


                              BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), for itself and as Agent

                              By: /s/ CHRISTOPHER HOLTZ
                                  ----------------------------------------------
                              Name:  Christopher Holtz
                                     -------------------------------------------
                              Title: Vice President
                                     -------------------------------------------


                              IMPERIAL BANK

                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------


                              FIRST UNION NATIONAL BANK

                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------


                              Consented and agreed to, by each of THE GUARANTORS (as defined in the Credit Agreement)

                              By:
                                  ----------------------------------------------
                              Name:  Thomas J. Baldwin
                              Title: Executive Vice President and Chief
                                     Financial Officer for each of the
                                     Guarantors

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                              The Borrowers:

                              MORTON'S RESTAURANT GROUP, INC.
                              PEASANT HOLDING CORP.
                              MORTON'S OF CHICAGO, INC.

                              By:
                                  ----------------------------------------------
                              Name:  Thomas J. Baldwin
                              Title: Executive Vice President and Chief
                                     Financial Officer


                              BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), for itself and as Agent

                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------


                              IMPERIAL BANK

                              By: /s/ PAULA J. BARYSAUSKAS
                                  ----------------------------------------------
                              Name:  Paula J. Barysauskas
                                     -------------------------------------------
                              Title: Vice President
                                     -------------------------------------------


                              FIRST UNION NATIONAL BANK

                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------


                              Consented and agreed to, by each of THE GUARANTORS (as defined in the Credit Agreement)

                              By:
                                  ----------------------------------------------
                              Name:  Thomas J. Baldwin
                              Title: Executive Vice President and Chief
                                     Financial Officer for each of the
                                     Guarantors

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

                              The Borrowers:

                              MORTON'S RESTAURANT GROUP, INC.
                              PEASANT HOLDING CORP.
                              MORTON'S OF CHICAGO, INC.

                              By:
                                  ----------------------------------------------
                              Name:  Thomas J. Baldwin
                              Title: Executive Vice President and Chief
                                     Financial Officer


                              BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), for itself and as Agent

                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------


                              IMPERIAL BANK

                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                     -------------------------------------------


                              FIRST UNION NATIONAL BANK

                              By: /s/ DAVID K. HALL
                                  ----------------------------------------------
                              Name:  David K. Hall
                                     -------------------------------------------
                              Title: Vice President
                                     -------------------------------------------


                              Consented and agreed to, by each of THE GUARANTORS (as defined in the Credit Agreement)

                              By:
                                  ----------------------------------------------
                              Name:  Thomas J. Baldwin
                              Title: Executive Vice President and Chief
                                     Financial Officer for each of the
                                     Guarantors

                                                                 SCHEDULE 6.11-A

                                   ADDENDUM TO

                                  SCHEDULE 6.11

                                       TO

      SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

      Morton's of Chicago, Inc.

Wendy Kirkland v.       An employee (Plaintiff) of a subsidiary of the Company,
Morton's of             initiated legal action against Morton's of Chicago,
Chicago, et. al..,      Quantum Corporation and unnamed "Doe" defendants on
                        February 8, 1996 in California Superior Court in San
                        Francisco. Plaintiffs, Ms. Wendy Kirkland, complaint alleged under California law, among other things, wrongful constructive termination, sex discrimination and sexual harassment. Plaintiff sought general, special and punitive damages in unspecified amounts, as well as attorney's fees and costs. The case was subsequently removed to the US District Court for the Northern
                        District of California. By order dated October 14, 1997, the Court granted Plaintiff's motion for partial summary judgment, finding that an employer is strictly liable under California law for the sexually harassing conduct of the employer's supervisory employees. On November 24, 1997, a jury in the US District Court for the Northern
                        District of California awarded a judgment to the Plaintiff. In conjunction with the judgment, the Company recorded a 1997 fourth quarter nonrecurring, pre-tax charge of $2,300,000, representing compensatory damages of $250,000, punitive damages of $850,000, and an estimate of the Plaintiff's and the Company's legal fees and expenses. On July 29, 1998, the Court entered judgment in accordance with the jury's verdict. The
                        Company will vigorously contest and appeal the judgment.